Exhibit 99.1

Important Information About Your Investment

Retail Properties of America, Inc. (“RPAI”) has listed its shares of Class A Common Stock on the New York Stock Exchange (“NYSE”) under the symbol “RPAI”.

Although the economic recovery remains tepid, there has been a recent dramatic improvement in market conditions as the main stock market indexes are at their highest levels since mid-2008. Executing the listing now permitted RPAI and its stockholders to take advantage of the favorable market conditions and provide access to the equity markets. We believe these are the conditions necessary to grow the company and create additional shareholder value. A listing puts the choice of holding, selling or buying more shares of RPAI in a more liquid market into our stockholders’ hands. Although we are hopeful that our stockholders will retain their shares in anticipation of future growth, we believe that it is in their best interest to have the option of measured liquidity over the next 18 months.

Below are some questions and answers about the process RPAI underwent to execute on a public offering and what it means to stockholders.

1. When did RPAI decide to begin pursuing the listing of its shares of common stock on a national securities exchange in connection with a possible offering of additional shares?

In late 2010, RPAI decided to begin pursuing the listing of RPAI’s shares of common stock on a national securities exchange in connection with a possible offering of additional shares. On December 8, 2010, following this decision, RPAI filed a proxy statement for a special meeting at which stockholders where asked to vote on certain matters relating to the potential listing of RPAI’s shares of common stock. Specifically stockholders were asked to approve an amendment and restatement of RPAI’s charter that was to become effective in connection with, or shortly prior to, the expected initial listing of RPAI’s existing common stock on a national securities exchange. At that time, RPAI notified stockholders that it currently intended to pursue the initial listing of its existing common stock within the next 12 months and was evaluating a concurrent offering in connection with the listing. The amendment and restatement of RPAI’s charter was primarily intended to accomplish two objectives in connection with the listing of its existing common stock: (1) to permit RPAI to implement a phased-in liquidity program in connection with the listing of its existing common stock and (2) to more closely align RPAI’s charter to those of its peers with publicly listed securities. Prior to the special meeting, RPAI filed a registration statement to register the issuance of shares of its common stock in a concurrent offering in connection with the listing. On February 24, 2011, at the special meeting of stockholders, RPAI’s stockholders approved the amendment and restatement of RPAI’s charter. Following the special meeting, RPAI continued its preparations for a potential listing and concurrent public offering, while also continuing to evaluate market conditions. Ultimately, RPAI decided it was in the best interests of its stockholders to launch a public offering on March 23, 2012.

2. What was involved in the recent public offering of Retail Properties of America, Inc. shares of common stock?

Retail Properties of America, Inc. recently closed on the public offering of 36,570,000 shares of its Class A Common Stock in connection with the listing of its Class A Common Stock on the New York Stock Exchange. RPAI chose to pursue this public offering in order to receive proceeds to further deleverage its balance sheet and position the company for future growth. In total, approximately 15% of RPAI’s common stock was sold in the public offering and existing stockholders own 85% of RPAI’s common stock.

RPAI utilized a traditional underwritten offering process for the public offering, in part, in order to help build interest among investors in participating in the offering and owning stock in RPAI. While the overall public offering process can be a long one, in RPAI’s case it began in October of 2010, the active marketing, pricing and closing of a public offering is often completed in an abbreviated fashion. For a public offering in connection with an initial listing, the marketing process is typically completed in a one-week to two-week period. During that time, management meets with potential investors and interested investors provide the underwriters with an indication of the number(s) of shares and price(s) at which they would be interested in participating in the offering. RPAI launched its public offering on March 23, 2012 and met with potential investors across the country to solicit interest for the public offering leading up to the pricing of the public offering on April 4, 2012. The pricing of the public offering was agreed upon by RPAI and the underwriters based on the indications of interest that were received from potential investors. Ultimately, the offering closed and the shares of Class A Common Stock were issued on April 11, 2012.

3. Why did RPAI choose to complete a public offering in connection with the listing of the Class A Common Stock?

RPAI concluded that completing a public offering at the same time it listed its Class A Common Stock was preferable to solely pursuing a listing of its Class A Common Stock. By pursuing a concurrent public offering, RPAI was able to meet with and generate significant interest in RPAI among institutional investors. RPAI believes that attracting institutional investor interest will contribute to a more stable entrance into the public markets and facilitate potential future growth. In addition, the public offering enabled RPAI to further deleverage its balance sheet in connection with its entrance into the public markets. Overall, RPAI believed that completing a concurrent public offering in connection with the listing of the Class A Common Stock was in the best interests of its stockholders.

4. Why did RPAI choose to complete the public offering and listing of the Class A Common Stock now?

Although the economic recovery remains tepid, there has been a recent improvement in market conditions as the main stock market indexes have recently reached their highest levels since mid-2008. Opportunities for newly listed companies to successfully complete a public offering can open and close quickly and be subject to a number of macro-economic risks that are entirely outside of individual companies’ control. Executing the listing and concurrent public offering now offered RPAI an opportunity to complete these transactions and provide RPAI and its stockholders with the benefits of being a listed public company with an institutional investor following. In light of uncertain market conditions, if RPAI had not completed these transactions when it had the opportunity to do so, it might not have had the opportunity to do so in the future.

5. What does the Company hope to achieve with the public offering? What will the proceeds be used for?

Overall, RPAI chose to complete the public offering and listing of the Class A Common Stock in order to raise equity to advance its growth prospects, while providing existing stockholders with the opportunity to participate in potential future appreciation in the value of their RPAI stock or obtain more immediate liquidity through the public markets. With the proceeds raised in the public offering, RPAI intends to further deleverage the balance sheet and to reduce debt balances carrying a high cost ranging from 7.5% up to 12% which will improve RPAI’s cash flows from operations.

6. Why not wait to complete the public offering and listing of the Class A Common Stock?

The conditions necessary to successfully execute on these transactions existed at the time RPAI chose to complete the public offering and listing of the Class A Common Stock. It is not clear whether those conditions would have remained present in the near term, let alone the longer term.

7. What could have happened if RPAI did not complete the public offering and listing of the Class A Common Stock?

No one can predict the best time to access the equity markets. However, had RPAI not completed the public offering and listing of the Class A Common Stock, the goals of the company would not have been advanced. Additionally, it is not clear whether the interest of prospective investors would remain if RPAI chose not to move forward with the public offering, which could have limited RPAI’s ability to access the public markets in the future. By executing now, RPAI eliminated the uncertainty of being able to access public equity.

8. My last estimated value of my shares of common stock was $6.95 before the reverse stock split and dividend. How was this estimate of per share value determined?

The $6.95 estimated per-share value was provided as of March 31, 2011 solely to assist broker dealers in connection with their obligations under applicable Financial Industry Regulatory Authority (“FINRA”) rules with respect to customer account statements and to assist fiduciaries in discharging their obligations under ERISA reporting requirements. This estimate was determined prior to the recent reverse stock split and stock dividend.

In a Form 8-K filed on June 20, 2011, it stated that:

“On June 14, 2011, the board of directors (the “Board”) of Inland Western Retail Real Estate Trust, Inc. (the “Company”) established an estimated per-share value of the Company’s common stock of $6.95. This estimated per-share value is being provided solely to assist broker dealers in connection with their obligations under applicable Financial Industry Regulatory Authority (“FINRA”) rules with respect to customer account statements and to assist fiduciaries in discharging their obligations under ERISA reporting requirements. The estimated value was determined by the use of a combination of different indicators and an internal assessment of value utilizing internal financial information under a common means of valuation under the direct capitalization method. No independent appraisals were obtained. Specifically, the estimate of the estimated per-share value was made with primary consideration of the valuation of the Company’s real estate assets which was determined by the Company’s management using methodologies consistent with publicly traded real estate investment trusts in establishing net asset values, and the estimated values of other assets and liabilities determined by the Company’s management as of March 31, 2011.

The estimated per-share value is only an estimate and may not reflect the actual value of our shares of common stock or the price that a third party may be willing to pay to acquire our shares. The Board, in part, relied upon third party sources in arriving at this estimated value, which reflects, among other things, the continuing impact of adverse trends in the economy, the real estate industry and the current public equity markets. Because this is only an estimate, we may subsequently revise any estimated valuation that is provided.

We cannot provide assurance that:

•

this estimate of value reflects the price or prices at which our common stock would or could trade if it were listed on a national stock exchange or included for quotation on a national market system; or

•	this estimate of value could actually be realized by us or by our shareholders upon liquidation; or

•	shareholders could realize this estimate of value if they were to attempt to sell their shares of common stock now or in the future; or

•

the methodology utilized to estimate the per-share value, would be found by any regulatory authority to comply with requirements of such regulatory authority, including requirements under ERISA, FINRA rules, other regulatory requirements or applicable law.

Further, the estimated per-share value was calculated as of a moment in time, and, although the value of the Company’s shares of common stock will fluctuate over time as a result of, among other things, developments related to individual assets and changes in the real estate and capital markets, the Company does not undertake to update the estimated value per share on a regular basis.”

9. How was the public offering price of $8.00 per share determined?

The offering was marketed to the investing public. RPAI launched its public offering on March 23, 2012 and met with potential investors across the country to solicit interest for the public offering leading up to the pricing of the public offering on April 4, 2012. In connection with the pricing of the public offering, the underwriters engaged in a book building process, pursuant to which they solicited indications of interest from potential investors. Interested investors provided the underwriters with an indication of the number(s) of shares and price(s) at which they would be interested in participating in the offering. The pricing of the public offering was agreed upon by RPAI and the underwriters based on the indications of interest that were received from potential investors. The ultimate offering price represented a price at which RPAI believed it could successfully complete the offering in a manner that achieved its goals in pursuing the concurrent public offering and listing of its Class A Common Stock.

10. Why did the public offering price differ from the estimated per-share value as of March 31, 2011?

The processes by which the public offering price and the estimated per-share value were determined were significantly different, as noted above. Differences would be expected as a result of the fact that the public offering represented the market’s current valuation of the acquisition of a non-controlling interest in a newly listed public company by dispersed investors. Furthermore, as noted at the time the estimated per-share value was first published, this number was “only an estimate and may not reflect the actual value of our shares of common stock or the price that a third party may be willing to pay to acquire our shares.” Lastly, the public offering price also reflected the impact of the recent reverse stock split and stock dividend. The estimated per-share value as of March 31, 2011 had not reflected these transactions.

11. What is the value of my shares of common stock?

You now own 4 classes of shares of common stock, Class A, Class B-1, Class B-2, and Class B-3 shares of common stock. Your Class A shares of common stock are now trading on the New York Stock Exchange (“NYSE”). As such, the value of your shares of Class A common stock changes daily. Your Class B-1, B-2 and B-3 shares of common stock are not tradable at this time. As such, a value is not published for these shares of common stock by the company or the NYSE. As previously mentioned, the terms of the Class B-1 common stock, Class B-2 common stock and Class B-3 common stock will later provide for phased-in liquidity, and these classes of stock are identical in all respects to the Class A common stock, except that these classes of stock are not yet listed on a national securities exchange, however:

•	the Class B-1 Common Stock will automatically convert into Class A Common Stock on the date that is six months after the initial listing of the Class A Common Stock;

•	the Class B-2 Common Stock will automatically convert into Class A Common Stock on the date that is 12 months after the initial listing of the Class A Common Stock; and

•	the Class B-3 Common Stock will automatically convert into Class A Common Stock on the date that is 18 months after the initial listing of the Class A Common Stock.

12. What should I do with my investment now?

RPAI’s listing puts the choice of holding, selling or buying more common stock of RPAI in a more liquid market into our stockholders’ hands. Although we are hopeful that our stockholders will retain their common stock in anticipation of future growth, we believe that it was in the best interest of our stockholders to have the option of measured liquidity over the next 18 months. As of April 11, 2012, RPAI’s share price was $9.05 per share, representing a 13% increase in value from the initial public offering price.

Statements and certain other information contained in this presentation may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are usually identified by the use of words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” “anticipates,” “would,” “contemplates,” “aims” or “continues” or the negative of these words and variations of such words or similar expressions, and we intend these forward-looking statements to be covered by the safe harbor provisions created thereby. You can also identify forward-looking statements by discussions of strategies, plans or intentions. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in RPAI’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in RPAI’s industry and changes in the real estate markets in particular, market demand for and price of RPAI’s common stock, the level of institutional investor interest in RPAI’s common stock, general volatility of the capital and credit markets, competitive and cost factors, use of proceeds from RPAI’s public offering, RPAI’s projected operating results, the potential effects of declining real estate valuations and impairment charges on RPAI’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, RPAI’s failure to successfully dispose of its non-core and non-strategic assets, RPAI’s ability to manage its growth effectively, the availability, terms and deployment of capital, RPAI’s failure to obtain necessary outside financing, RPAI’s expected leverage and ability to further deleverage its balance sheet and reduce debt balances, RPAI’s failure to generate sufficient cash flows to service its outstanding indebtedness, regulatory changes and other risk factors, including those detailed in the sections of RPAI’s most recent Form 10-K and Form 10-Qs filed with the SEC titled “Risk Factors”. RPAI assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.